UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2012

Jones Soda Co.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

1000 First Avenue South, Suite 100, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 10, 2012, Jones Soda Co. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2012. The press release and slide presentation are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The Company will host a conference call with a slide presentation to discuss the Company’s financial results for the first quarter on May 10, 2012 at 4:30 p.m. Eastern Time. During this call, the Company will reference the slide presentation which is also posted along with the webcast link at www.jonessoda.com/company/jones-press/webcasts. Investors may also listen to the call via telephone by dialing (719) 325-4767 (confirmation code: 5796451). In addition, a telephone replay will be available by dialing (858) 384-5517 (confirmation code: 5796451) through May 17, 2012, at 11:59 p.m. Eastern Time.

The information in this Current Report in Items 2.02 and 7.01 and Exhibits 99.1 and 99.2 is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01  Regulation FD Disclosure.

The disclosure set forth in Item 2.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d)       The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description
99.1	Press Release, dated	May 10, 2012
99.2	Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO.

Date: May 10, 2012	By:	/s/ James P. Stapleton
James P. Stapleton, Chief Financial Officer